As filed with the Securities and Exchange Commission on September 6, 2023

Registration No. 333-[ ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARK 21SHARES ETHEREUM ETF

(Exact name of registrant as specified in its charter)

Delaware	6221	[ ]
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

477 Madison Avenue

New York, New York 10022

(646) 370-6016

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

21Shares US LLC

Ophelia Snyder

477 Madison Avenue

New York, New York 10022

(646) 370-6016

(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Allison M. Fumai, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

(212) 698-3526

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated September 6, 2023

PRELIMINARY PROSPECTUS

Shares

ARK 21Shares Ethereum ETF

The ARK 21Shares Ethereum ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the CME CF Ether-Dollar Reference Rate – New York Variant (the “Index”), adjusted for the Trust’s expenses and other liabilities. CF Benchmarks Ltd. is the administrator for the Index (the “Index Provider”). The Index is designed to reflect the performance of ether in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the Index. 21Shares US LLC (the “Sponsor”) is the sponsor of the Trust, Delaware Trust Company (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (“Coinbase Custody”) (the “Custodian”) is the custodian for the Trust, and will hold all of the Trust’s ether on the Trust’s behalf. ARK Investment Management LLC (the “Sub-Adviser”) is the sub-adviser of the Trust and provides assistance in the marketing of the Shares.

The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling ether, although the Custodian may be directed to transfer or sell ether to pay certain expenses. Instead, when the Trust sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 5,000 Shares (a “Basket”) that are based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities). Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, ether to the Trust’s account with the Custodian in exchange for Shares, and the Trust, through the Custodian, will deliver ether to such Authorized Participants when they redeem Shares. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. The initial Authorized Participant is expected to be [•]. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the net asset value of the Shares of the Trust.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in ether futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor, the Sub-Adviser or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD ETHER. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 17.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is [•], 2023

(continued)

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust, the Sponsor and the Sub-Adviser have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until [•], 2023, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,”, “intend”, “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor and the Sub-Adviser have made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor and the Sub-Adviser’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor and the Sub-Adviser anticipate to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of the risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor and the Sub-Adviser’s beliefs, estimates and opinions on the date the statements are made and neither the Trust, the Sponsor nor the Sub-Adviser is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, the Sub-Adviser nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares. For a glossary of defined terms, see Appendix A.

As used below, “Ethereum” with an uppercase “E” is used to describe the system as a whole that is involved in maintaining the ledger of ether ownership and facilitating the transfer of ether among parties. When referring to the digital asset within the Ethereum network, “ether” is written with a lower case “e.”

Overview of the Trust

The ARK 21Shares Ethereum ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the CME CF Ether-Dollar Reference Rate – New York Variant (the “Index”), adjusted for the Trust’s expenses and other liabilities. The Index is calculated by CF Benchmarks Ltd. (the “Index Provider”) based on an aggregation of executed trade flow of major ether spot exchanges. The Index is designed to reflect the performance of ether in U.S. dollars. The Index currently uses substantially the same methodology as the CME CF Ether Dollar Reference Rate (“ERR”), including utilizing the same six ether exchanges, which is the underlying rate to determine settlement of CME ether futures contracts, except that the Index is calculated as of 4:00 p.m. Eastern time (“ET”), whereas the ERR is calculated as of 4:00 p.m. London time. In seeking to achieve its investment objective, the Trust will hold ether. The Trust is sponsored by 21Shares US LLC (the “Sponsor”), a wholly-owned subsidiary of Amun Holding Ltd. The Sponsor has entered into marketing and sub-advisory agreements with ARK Investment Management LLC (the “Sub-Adviser”), to serve as the Trust’s sub-adviser and provide assistance in the marketing of the Shares.

The Trust provides direct exposure to ether, and the Shares of the Trust are valued daily based on the Index. The Trust provides investors with the opportunity to access the market for ether through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring ether directly or acquiring it from an ether spot market. The Trust will custody its ether at a regulated third-party custodian, Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Custodian”). The Custodian is chartered as a New York state limited liability trust company that provides custody and trade execution services for digital assets. The Custodian is not FDIC-insured but carries insurance provided by private insurance carriers. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to invest in ether without purchasing, holding and trading ether directly.

Ether and the Ethereum Network

Ether is a digital asset, also referred to as a digital currency or cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, stored for future use, or converted to a fiat currency. The value of ether is not backed by any government, corporation, or other identified body.

The value of ether is determined in part by the supply of and demand for, ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of [•], ether had a total market capitalization of approximately $[•] and represented approximately [•]% of the entire digital asset market. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development.

The Ethereum software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the predefined set of rules are not necessarily contractual in nature but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of decentralized applications, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.

Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.

If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum Network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems validators are required to stake ether.

New ether is created as a result of “staking” of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Investors must stake at least 32 ether to become an Ethereum validator. The Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

Gas refers to the unit that measures the amount of computational effort required to execute specific operations on the Ethereum network. Since each Ethereum transaction requires computational resources to execute, those resources have to be paid for to ensure Ethereum is not vulnerable to spam and cannot get stuck in infinite computational loops. Payment for computation is made in the form of a gas fee. The gas fee is the amount of gas used to do some operation, multiplied by the cost per unit gas. The Ethereum Improvement Proposal 1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the gas, users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. Gas price fluctuates with supply and demand for processing power since validators can choose to not process transactions when gas prices are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of ether, as measured by the Index, adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily as of 4:00 p.m. ET based on the Index.

Barring the liquidation of the Trust or extraordinary circumstances, the Trust will not purchase or sell ether, although the Sponsor may sell ether to pay certain expenses, which may be facilitated by the Custodian. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions. Financial firms that are authorized to purchase Shares from or redeem shares to the Trust (known as “Authorized Participants”) will deliver, or facilitate the delivery of, ether to the Trust’s account with the Custodian in exchange for Shares, and the Trust, through the Custodian, will deliver ether when such Authorized Participants redeem Shares. All ether will be held by the Custodian. The Transfer Agent (as defined below) will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.

The CME CF Ether-Dollar Reference Rate - New York Variant

The Index, which was introduced on [•], is based on materially the same methodology (except calculation time) as the Index Provider’s ERR, which was first introduced on May 14, 2018 and is the rate on which ether futures contracts are cash-settled in U.S. dollars at the CME. The Index is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Index is the Index Provider. The Index is calculated daily and aggregates the notional value of ether trading activity across major ether spot exchanges.

The Sponsor believes that the use of the Index is reflective of a reasonable valuation of the average spot price of ether and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Index thereby seeks to ensure that transactions in ether conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Index Provider in seeking to ensure that the Index is administered through codified policies for Index integrity.

Index data and the description of the Index are based on information made publicly available by the Index Provider on its website at https://www.cfbenchmarks.com. None of the information on the Index Provider’s website is incorporated by reference into this prospectus.

The Sponsor has entered into a licensing agreement with the Index Provider to use the Index. The Trust is entitled to use the Index pursuant to a sub-licensing arrangement with the Sponsor. As the Index is calculated as a price return, it does not track forks or air drops involving ether. Accordingly, the Trust will not participate in forks or air drops, as further described below in “Risk factors — The inability to recognize the economic benefit of a ‘fork” or an “air drop” could adversely impact an investment in the Trust.”

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “[•]”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day NAV will be published as of the close of business by market data vendors and available on the Sponsor’s website at www.21shares.com, or any successor thereto, and will be published on the consolidated tape.

Any adjustments made to the Index will be published on the Index Provider’s website at [•] or any successor thereto.

The intra-day levels and closing levels of the Index are published by the Index Provider, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Index Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Index for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by the Index Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Index Provider does not warrant that the Index information will be uninterrupted or error-free, or that defects will be corrected. The Index Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Index and the Index Provider, see “The Trust and Ethereum Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on September 5, 2023 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The Trust’s Service Providers

The Sponsor

The Sponsor, 21Shares US LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis, The Sponsor has engaged ARK Investment Management LLC (the “Sub-Adviser”) pursuant to a sub-advisory agreement to serve as the Trust’s sub-adviser and to provide assistance in the marketing of the Shares. The Sponsor is responsible for supervising the Sub-Adviser. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

The Sub-Adviser

The Sub-Adviser, ARK Investment Management LLC, serves as the Trust’s sub-adviser. The Sub-Adviser is primarily responsible for [the day-to-day supervision and investment strategy of, and making investment decisions for, the Trust]. As of [•], 2023, the Sub-Adviser had approximately $[•] of assets under management. The Sponsor has entered into marketing and sub-advisory agreements with the Sub-Adviser and pays the Sub-Adviser out of the unified Fee it receives from the Trust. [The Sub-Adviser will receive a portfolio management fee equal to [•]% of the quantity of the net assets of the Trust, which accrues daily and is paid by the Sponsor (the “Sub-Adviser Fee”).] The Sub-Adviser’s principal office is located at 200 Central Ave, Suite 1850, Saint Petersburg, Florida 33701, and its telephone number is [•].

The Trustee

The Trustee, Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the Delaware Statutory Trust Act.

The Administrator

The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s ether and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the Trust’s website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

The Bank of New York Mellon serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Custodian

Coinbase Custody Trust Company, LLC serves as the Trust’s ether custodian (the “Custodian”) and is a fiduciary under §100 of the New York Banking Law. The Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custody Services Agreement. Under the Custodial Services Agreement by and among the Custodian and the Trust, the Custodian is responsible for safekeeping all of the ether owned by the Trust. The Custodian was selected by the Sponsor. The Custodian is responsible for opening an account that holds the Trust’s ether (the “Ethereum Account”), as well as facilitating the transfer of ether required for the operation of the Trust. After diligence investigation, the Sponsor believes that the Custodian’s policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s ether holds are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.

The Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The Custodian is subject to extensive regulation and has among the longest track records in the industry of providing custodial services for digital asset private keys.

Although the Custodian carries insurance, the Custodian’s insurance does not cover any loss in value to ether and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust.

The Marketing Agent

Foreside Global Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified fee of [0.95]% (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the Trust’s NAV as of that day. The Sponsor Fee will accrue daily and be payable in ether. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Sponsor will transfer ether in such quantity as is necessary to permit payment of the Sponsor Fee and may also direct the Custodian to transfer or sell ether in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Sub-Adviser fee is paid by the Sponsor out of the Sponsor Fee.

The Sponsor will seek to transfer ether at such times and in the smallest amounts required to permit such payments as they become due. The amount of ether transferred or sold may vary from time to time depending on the market price of ether relative to the Trust’s expenses and liabilities.

Custody of the Trust’s Assets

The Trust’s Custodian will maintain custody of all of the Trust’s ether.

The Custodian provides insured safekeeping of digital assets using a multi-layer, multi-party cold storage security platform designed to provide offline security of the digital assets held by the Custodian. The Custodian has insurance coverage as a subsidiary under its parent company, Coinbase Global, Inc., which procures fidelity (aka crime) insurance to protect the organization from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust. The Custodian is not FDIC-insured.

Ether may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Custodian:

•

Cold Storage: Cold storage in the context of ether means keeping the reserve of ether offline, which is a widely-used security precaution, especially when dealing with large amount of ether. Ether held under custodianship with the Custodian will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access ether, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the ether being stolen.

•

Multiple Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Custodian’s private keys. The use of multiple private keys makes retrieving ether from the wallet more difficult, and aims to further reduce the risk of hacking theft and/or robbery.

•	Whitelisting: Transactions are only sent to vetted, known addresses. The Custodian’s platform supports pre-approval and test transactions.

•	Audit Trails: Audit trails exist for all movement of ether within Custodian-controlled ether wallets, and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodial Services Agreement, ether held in custody with the Custodian will be segregated from both the proprietary property of the Custodian and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of the Custodian, assets held in the segregated accounts would not become property of the Custodian’s estate and would not be available to satisfy claims of creditors of the Custodian.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis. The Trust has entered into a cash custody agreement with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all ether and cash less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. ET. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the ether held by the Trust based on the price set by the Index as of 4:00 p.m. ET. The Administrator also determines the NAV per Share.

Plan of Distribution

The Trust is an exchange-traded fund. Barring the liquidation of the Trust or extraordinary circumstances, the Trust will not purchase or sell ether directly, although the Sponsor will transfer or sell ether to pay certain expenses. Instead, when it sells or redeems its Shares, it will do so in “in-kind” transactions in blocks of 5,000 Shares called Baskets that are based on the quantity of ether attributable to each Share of the Trust (net accrued but unpaid Sponsor Fees (defined below) and any accrued but unpaid extraordinary expenses or liabilities). Only Authorized Participants may purchase Shares from or redeem Shares to the Trust, and they will do so by delivering, or facilitating the delivery of, ether to the Trust’s account with the Custodian in exchange for Shares when they purchase Shares; conversely, the Sponsor, through the Custodian, will deliver ether when such Authorized Participants redeem Shares. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. The initial Authorized Participant is expected to be [•]. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol to be announced prior to commencement of trading.

The Sponsor and the Sub-Adviser are parties to a sub-advisory agreement pursuant to which the Sub-Adviser provides assistance in the marketing of the Shares, including participating in the development and preparation of marketing materials and additional web presence for the Trust. Any fees payable to the Sub-Adviser, including the Sub-Adviser Fee, are payable by the Sponsor from the Sponsor’s Fee. The Trust will not incur additional financial or other performance obligations pursuant to the sub-advisory agreement.

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A Shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of ether by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of ether to pay expenses of the Trust) will give rise to gain or loss, and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of ether. Such deposits are held by the Custodian on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the Sponsor, which may be facilitated by the Custodian, to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in annual revenues, (ii) at least $700 million in market value of common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 17.

Risks Associated with Ethereum and the Ethereum Network

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Digital assets such as ether were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of the Ethereum network and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by miners, stakers and developers and the potential for malicious activity. The fundamental investment characteristics of digital assets such as ether are uncertain and difficult to evaluate.

•	The value of the Shares relates directly to the value of ether, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

•

The value of the Shares depends on the development and acceptance of the Ethereum network. The slowing or stopping of the development or acceptance of the Ethereum network may adversely affect an investment in the Trust.

•

Due to the nature of private keys, ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions could adversely affect an investment in the Trust.

•

Security threats to the Trust’s account with the Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

•

Amendments to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust. For example, the Ethereum network recently implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as Serenity, or Ethereum 2.0. Ethereum 2.0. is a new iteration of Ethereum that amended its consensus mechanism to include ether staking and sharding. A digital asset network’s consensus mechanism is a material aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares.

•

The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on two separate occasions reduced the quantity of ether rewarded per block and may make additional changes in the future. Any material change to the supply and issuance of ether may impact secondary market prices for ether.

•

Many digital asset networks, including Ethereum, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

•	A temporary or permanent “fork” of the Ethereum blockchain could adversely affect an investment in the Trust.

•

Blockchain technologies are based on the theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances and could negatively impact the future usefulness of ether and adversely affect an investment in the Trust.

•	The price of ether on the ether market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust.

•

Ethereum exchanges on which ether trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

•

New competing digital assets may pose a challenge to ether’s current market position, resulting in a reduction in demand for ether, which could have a negative impact on the price of ether and may have a negative impact on the performance of the Trust.

•

Because digital assets, including ether, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Risks Associated with Investing in the Trust

•	The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

•	The NAV may not always correspond to the market price of ether and, as a result, Baskets may be created or redeemed at a value that is different from the market price of the Shares.

•	The inability of Authorized Participants and market makers to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

•	The Trust is subject to risks due to its concentration of investments in a single asset.

•	Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

•	The amount of ether represented by the Shares will decline over time.

•

The Sponsor is solely responsible for determining the value of the ether holdings and ether holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

Risks Associated with the Regulatory Environment of Ethereum

•	Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust.

•	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

•

Future legal or regulatory developments may negatively affect the value of ether or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.

•

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses.

Risks Associated with the Tax Treatment of Ethereum

•	Shareholders could incur a tax liability without an associated distribution of the Trust.

•	The tax treatment of ether and transactions involving ether for state and local tax purposes is not settled.

•	A hard “fork” of the Ethereum Blockchain could result in Shareholders incurring a tax liability.

Other Risks

•	The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

•

The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

•

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

•

The Sponsor and Sub-Adviser are leanly staffed and relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

•

The liability of the Sponsor, Sub-Adviser and the Trustee is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustee, the Sponsor or the Sub-Adviser.

•

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks, the occurrence of which can negatively impact an investment in the Trust.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “GLOSSARY OF DEFINED TERMS” for an explanation of certain industry and technical terms used in this Prospectus.

Risks Associated with Ether and the Ethereum Network

Ether, and the Ethereum network upon which it is based, is a relatively new technological innovation with limited operating history.

Ether has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of ether and, in turn, a limited basis for evaluating an investment in ether. Although past performance is not necessarily indicative of future results, if ether had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Ether and Ethereum generally.

Ether is the native digital asset and unit of account on the Ethereum network. The market value of ether is not related to any specific company, government or asset. The valuation of ether depends on a number of factors, including future expectations for the value of the Ethereum network, the number of ether transactions, and the overall usage of ether as an asset. This means that a significant amount of the value of ether is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of ether.

Several factors may affect the price of ether, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of ether or the use of ether as a form of payment. The value of the Trust’s investments in ether could decline rapidly, including to zero.

The Ethereum network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Ethereum network protocols and various software implementations thereof, often on the Ethereum repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Although some market participants such as the Ethereum Foundation sponsor some developers, core developers are not generally compensated for their work on the Ethereum network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Ethereum network community to address novel technical issues or to achieve consensus around solutions therefor. As with other digital asset networks, the

Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of the participating nodes. The Ethereum network’s Ethereum 2.0 upgrade addresses some of Ethereum’s speed, efficiency and scalability issues through staking and sharding. However, both hard forks and future software upgrades designed to further address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Ethereum could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s ether, which would adversely impact the value of the Shares. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ether and the Ethereum network. Even if another digital asset other than ether were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Finally, as there is no centralized party controlling the development of the Ethereum network, there can be no assurance that the community as a whole will not implement changes to the Ethereum network protocols that have an adverse impact on the Trust or an investment in the Shares.

Moving from Proof-of-Work (PoW) to Proof-of-Stake (PoS) Consensus Mechanism.

In September 2022, the Ethereum network moved from a proof-of-work to a proof-of-stake mechanism called Serenity, or Ethereum 2.0. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as mining multiple blocks, disagreeing with the eventual consensus or otherwise violating protocol rules, results in the forfeiture or “slashing” of a portion of the staked coins. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work. There is no guarantee that the Ethereum community will embrace Ethereum 2.0, and the new protocol may never fully scale.

The possibility exists that Ethereum 2.0 may never achieve the goals of the Ethereum community, which may have a negative impact on the market value of ether, and consequently the NAV of the Trust.

The scheduled creation of newly minted ether and their subsequent sale may cause the price of ether to decline, which could negatively affect an investment in the Trust.

In accordance with the Ethereum 2.0 upgrades, newly created or minted ether are generated through a process referred to as “staking” which involves the collection of a staking reward of new ether. To operate a node, a validator must acquire and lock 32 ether by sending a special transaction to the staking contract, which transaction associates the staked ether with a withdrawal address (to unlock the ether and receive any staking rewards) and a validator address (to designate the validator node performing transaction verification). When the recipient makes newly minted ether available for sale, there can be downward pressure on the price of ether as the new supply is introduced into the Ethereum market.

The prevailing level of transaction fees may adversely affect the usage of the Ethereum network.

New ether is created when ether validators use their stake on the Ethereum network to participate in the consensus mechanism, which records and verifies every ether transaction on the Ethereum blockchain. In return for their services, validators are rewarded through receipt of a set amount of ether. If transaction fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, validators may not have an adequate incentive to continue validating. Further, if the price of ether or the reward for validating new blocks is not sufficiently high to incentivize validators, validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the Ethereum network more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Ethereum network may adversely affect a Trust’s investments in Ether.

The amount of new ether earned by staking may be adjusted. Historically, the validating reward associated with solving an Ethereum block has been reduced, although the supply of new ether is uncapped. If the transaction fees are too low, miners may not be incentivized to expend processing power to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by validators on the Ethereum network could reduce infrastructure security, reduce confidence in the Ethereum network, or expose the Ethereum network to a malicious actor or botnet obtaining a majority of processing power on the Ethereum network. Decreased demand for ether or reduced security on the Ethereum network may adversely impact an investment in the Shares.

Spot markets on which Ethereum trades are relatively new and largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Digital asset markets, including spot markets for ether, are growing rapidly. The spot markets through which ether and other digital assets trade are new and largely unregulated. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of ether for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring ether from a personal account to a third party’s account.

Digital asset exchanges do not appear to be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as ether on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

In addition, over the past several years, some digital asset exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. Two examples of digital asset exchanges that were targeted by hackers and suffered losses due to theft are Bitstamp (January 2015) and Bitfinex (August 2016). The value of digital assets immediately decreased following reports of the theft at Bitfinex. Additionally, in July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Any market abuse, and a loss of investor confidence in ether, may adversely impact pricing trends in ether markets broadly, as well as an investment in Shares of the Trust. Over the past several years, a number of ether spot markets have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at ether spot markets makes them appealing targets for hackers and a number of ether spot markets have been victims of cybercrimes. In many of these instances, the customers of such ether spot markets were not compensated or made whole for the partial or complete losses of their account balances in such ether exchanges. No ether exchange is immune from these risks. While the Trust itself does not buy or sell ether on ether spot markets, the closure or temporary shutdown of ether exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the ether network and can slow down the mass adoption of ether. Further, spot market failures or that of any other major component of the overall Ethereum ecosystem can have an adverse effect on ether markets and the price of ether and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the ether spot markets, manipulation of ether spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in ether generally and result in greater volatility in the market price of ether and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an ether spot market may impact the Trust’s ability to determine the value of its ether holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

A decline in the adoption of Ether could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of ether and the Ethereum network. However, a lack of expansion in usage of ether and the Ethereum network could adversely affect an investment in Shares.

The further development and acceptance of the Ethereum network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Ethereum network faces significant obstacles to increasing the usage of ether without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance or usage of the Ethereum network and associated smart contracts. This may adversely affect the price of ether and therefore an investment in the Shares. The further adoption of ether will require growth in its usage and in the Ethereum network. Adoption of ether will also require an accommodating regulatory environment.

The use of digital assets such as ether to, among other things, buy and sell goods and services, is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. Ether is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. However, ether may not be suited for a number of commercial uses, including those that require high transaction volumes or complex operations, partially due to the cost that Ethereum transactions may potentially require in order to clear. This could result in decreasing usage of the network or a shift to other smart contracts platforms.

In addition, there is no assurance that ether will maintain its value over the long-term. The value of ether is subject to risks related to its usage. Even if growth in Ethereum adoption occurs in the near or medium-term, there is no assurance that ether usage will continue to grow over the long-term. A contraction in use of ether may result in increased volatility or a reduction in the price of ether, which would adversely impact the value of Shares.

Irrevocable nature of blockchain-recorded transactions.

Ether transactions recorded on the Ethereum network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Ethereum network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of ether or a theft of ether generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s ether could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party that has received the Trust’s ether through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred ether. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

The loss or destruction of a private key required to access ether may be irreversible.

Digital assets, including ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the ether held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s ether holdings are stolen, including from or by the Custodian, the Trust could lose some or all of its ether holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s ether would adversely affect the value of the Shares.

An investment in the Trust is not a deposit and is not FDIC insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Sub-Adviser, Administrator, and Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s ether for which no person or entity is liable.

The Trust is not a banking institution and is not a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, investments in the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Likewise, the Custodian is not a depository institution and is not a member of the FDIC or SIPC and, therefore, the Trust’s assets held with the Custodian are not subject to FDIC or SIPC insurance coverage. In addition, neither the Trust nor the Sponsor insure the Trust’s ether. While the Custodian has advised the Sponsor that it has insurance coverage up to a certain amount that could be used to repay losses of the digital assets it custodies on behalf of its clients, including the Trust’s ether, resulting from theft, Shareholders cannot be assured that the Custodian will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s ether, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Custodian’s insurance only covers losses resulting from theft, and does not cover losses resulting from the Custodian’s insolvency or other events. The Custodian’s insurance will not cover losses associated with the value of ether, and should not be viewed as insuring against losses caused by the Trust’s operations, performance, management or any of its other activities. For events that are covered by the Custodian’s insurance program, the Trust may be forced to share such insurance proceeds with other clients or customers of the Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the ether insurance market is limited, and the level of insurance maintained by the Custodian may be substantially lower than the assets of the Trust. While the Custodian maintains certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.

Furthermore, under the Custodian Agreement, the Custodian’s liability is limited in various ways, including [ ].

The Shareholders’ recourse against the Sponsor, the Sub-Adviser, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of ether or the provision of instructions relating to the movement of ether, is limited. For the avoidance of doubt, neither the Sponsor, the Sub-Adviser, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Custodian. Consequently, a loss may be suffered with respect to the Trust’s ether that is not covered by the Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

To the extent that the Trust faces difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank, (“SVB”), was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. On May 1, 2023, First Republic Bank was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. The future failure of a bank at which the Trust maintains assets, could result in losses to the Trust to the extent the cash balances are not subject to deposit insurance.

A disruption of the Internet may affect Ethereum operations, which may adversely affect the Ethereum industry and an investment in the Trust

The functionality of the Ethereum network relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Ethereum network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as ether increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.

Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in ether. An investor does not have a claim to any “forked” assets. The Sponsor or the Sub-Adviser, as applicable, may elect to support a fork based on predetermined criteria, but is under no obligation to do so. Unless otherwise announced, the Sponsor and the Sub-Adviser will not support the inclusion of any forked assets.

Unless an announcement is made informing investors that a fork will be supported, the newly-forked asset should be considered ineligible for inclusion in the Trust. Given the nature of forks and the frequency of forks in the Ethereum network, the Sponsor and Sub-Adviser do not expect to assess every fork. Only forks deemed material by the Sponsor or Sub-Adviser, as applicable, will be considered for evaluation.

Network Forks.

Ethereum, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the Ethereum network are developed by different parties, including affiliated and non-affiliated engineers, developers, validators, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding Ethereum, each of whom may have different motivations, drivers, philosophies and incentives.

As a result, any individual can propose refinements or improvements to the Ethereum network’s source code through one or more software upgrades that could alter the protocols governing the Ethereum network and the properties of ether. When a modification is proposed and a substantial majority of users and validators consent to the modification, the change is implemented and the Ethereum network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of Ethereum running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

Forks occur for a variety of reasons. A fork may be intentional such as the Ethereum “Merge.” The “Merge” represents the Ethereum Network’s shift from proof-of-work to proof-of-stake. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect Ethereum’s viability. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted.

Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to Ethereum and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.

Forks can also introduce new security risks. For example, forks may result in “replay attacks”, or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. When the Ethereum network split in July 2016, replay attacks, in which transactions from one network were rebroadcast to have a nefarious effect on the other network, plagued trading venues for several months. An exchange announced in July 2016 that it had lost 40,000 ether from the Ethereum Classic network, which was worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security. After a hard fork, it may become easier for an individual validator or validating pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets more susceptible to attack.

If Ethereum were to fork into two digital assets, the Trust may hold, in addition to its existing ether balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Index does not track forks involving Ethereum. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative ether that the Trust may receive. The holder of ether has no discretion in a hard fork; it merely has the right to claim the new ether on a pro rata basis while it continues to hold the same number of ether. The Trust Agreement stipulates that if such a transaction does occur, the Trust will as soon as possible direct the Custodian to distribute the new cryptocurrency in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new cryptocurrency and for the proceeds to be distributed to the Shareholders. However, the Trust may not be able, or it may not be practical, to secure or realize any economic benefit from the new asset for various reasons. For example, the Trust is under no obligation to claim the forked asset if doing so will expose the Trust or the Trust’s (original) ether holdings to risk. Alternatively, the Custodian may not agree to provide the Trust with access to the new asset.

Air Drops.

Ethereum may become subject to an occurrence similar to a fork, which is known as an “air drop.” In an air drop, the promotors of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Air drops are not included in the Index under its current methodology. See “Prospectus Summary — The Index.”

The Index does not track air drops involving ether. Accordingly, the Trust will not participate in air drops. By investing in the Trust rather than directly in ether, you forgo potential economic benefits associated with air drops.

Ethereum is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

Users of ether, and therefore investors in Ethereum-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. Ethereum can be stolen, and ether stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual ether, they store public and private keys, which are used as an address for receiving ether or for spending the ether, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend ether, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, ether associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of ether, for example, have already had their operations impacted by cyber-attacks.

Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of ether. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with cyberattack, including a total loss, is possible. While the Sponsor and the Custodian have taken reasonable measures to prevent a theft or hacking of the Trust’s ether holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.

Digital asset networks, including the Ethereum network, are subject to control by entities that capture a significant amount of the network’s active validator nodes or a significant number of developers important for the operation and maintenance of such digital asset network. If a single validator, or a group of validators acting in concert, control (even temporarily) a two thirds of the active validator nodes of a particular blockchain network, this control could be used to undertake harmful acts. Such an attack is called a “66%” attack. For example, an individual or group controlling two thirds of the Ethereum network could prevent transactions from posting accurately, or at all, on the blockchain. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new ether or transactions. Further, a bad actor could “double-spend” its own ether (i.e., spend the same ether in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the active validator nodes on the Ethereum network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the Ethereum network. Other digital asset networks have been subject to malicious activity achieved through control of over 66% of the active validator nodes on the network.

A 66% attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced active validator nodes threshold required to control a majority of a given network. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a similar 66% attack on Ethereum or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the active validator nodes on the Ethereum network increases, there may be a negative effect on an investment in the Trust. To the extent that the Ethereum ecosystem, including the core developers and the administrators of validator pools, does not act to ensure greater decentralization of active validator nodes, the feasibility of a malicious actor obtaining control of the Ethereum network will increase, which may adversely affect the value of the Shares.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in Ethereum and a decline in the value of ether and, as a result, adversely impact an investment in the Shares.

If validators expend less processing power on the Ethereum network, it could increase the likelihood of a malicious actor obtaining control.

Validators ceasing operations would reduce the collective processing power on the Ethereum network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Ethereum blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Ethereum network may be more vulnerable to a 66% attack or other action that could have negative consequences. If the Ethereum blockchain suffers a 66% attack, the price of ether would be negatively affected, and a loss of confidence in the Ethereum network would result. Any reduction in confidence in the confirmation process or processing power of the Ethereum network may adversely affect an investment in the Trust.

Cancer nodes.

Cancer nodes are computers that appear to be participating in the Ethereum network but that are not in fact connected to the network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Ethereum network. By using cancer nodes, a malicious actor can disconnect the target user from the Ethereum economy entirely by refusing to relay any blocks or transactions.

Double-spending risks.

A malicious actor may attempt to double spend ether (i.e., allow for the same units of ether to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the Ethereum network, would become falsified. This could have a detrimental effect on both the sender and the receiver.

There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the Ethereum before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).

All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Ethereum network and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Ethereum network and could impact the value of Ethereum.

Mathematical or technological advances could undermine the Ethereum network’s consensus mechanism.

The Ethereum network is premised on multiple persons competing to solve cryptographic puzzles quickly. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Ethereum network.

The Ethereum network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

The Ethereum network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between decentralization, security and scalability. One means through which public blockchains such as the Ethereum network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.

Historically, the development of the source code of the Ethereum protocol has been overseen by the Ethereum Foundation and the core developers. The core developers evolve over time, largely based on self-determined participation. However, the Ethereum network would cease to operate successfully without both validators and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Ethereum network. EIP 1559 is an example of a change where certain constituencies, such as miners, or sub-groups within a constituency, demonstrated differing interests from those of the core developers or certain users of the Ethereum network, such as decentralized application and smart contract developers. As a general matter, the governance of the Ethereum network generally depends on the majority of all members of the Ethereum community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Ethereum network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges and the implementation of Ethereum 2.0. Deeply-held differences of opinion have led to forks in the past, such as between Ethereum and Ethereum Classic following The DAO hack, and could lead to additional forks in the future, with potentially divisive effects. The Ethereum network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, validators, and developer talent to abandon the Ethereum network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ether to decline.

If increases in throughput on the Ethereum network lag behind growth in usage of ether, average fees and settlement times may increase considerably. For example, the Ethereum network has been significantly congested at times, which has led to increased transaction fees. Increased fees and decreased settlement speeds could preclude certain uses for ether, and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

The implementation of Ethereum 2.0 has increased the speed and efficiency of the Ethereum network. However, there is no guarantee that any of the mechanisms in place or being explored for further increasing the speed, efficiency and scalability of the Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. There have been a number of vulnerabilities in various smart contract implementations exploited by hackers since the launch of the Ethereum network in 2015 that have resulted in the loss of ether from accounts. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.

Many applications associated with DeFi are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, and the value of ether could decrease.

New competing digital assets may pose a challenge to ether’s current market position, resulting in a reduction in demand for ether, which could have a negative impact on the price of ether and may have a negative impact on the performance of the Trust.

The Ethereum network and ether, as an asset, hold a “first-to-market” advantage over other smart contract platforms. This first-to-market advantage has resulted in the Ethereum network evolving into the most well-developed network of any digital asset, particularly for the creation of decentralized applications and smart contracts. The Ethereum network enjoys the largest user base of any smart contract platform. However, despite the first-mover advantage of the Ethereum network over other digital assets, it is possible that real or perceived shortcomings in the Ethereum network, or technological, regulatory or other developments, including the failure to fully implement planned changes, such as Ethereum 2.0, could result in a decline in popularity and acceptance of ether and the Ethereum network, and other digital currencies and trading systems could become more widely accepted and used than the Ethereum network. Ether is one of the few virtual currencies in which there are strong arguments that ether is not a “security” under the federal securities laws. See Risk Factors—Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate. Regulatory changes or guidance that result in other virtual currencies not meeting the definition of “security” will reduce advantages associated with ether’s current regulatory status, which could adversely impact an investment in the Shares. Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Ethereum network, for example, allowing faster settlement times, reducing transaction fees, or reducing electricity usage in connection with validating. If these digital assets are successful, such success could reduce demand for ether and adversely affect the value of ether and an investment in the Trust. It is currently unclear which digital assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any digital asset ecosystem may adversely impact pricing and liquidity of ether and, therefore, of the Trust.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of ether and other digital assets.

Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, ether and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, ether. As a result of any of the foregoing factors, the value of ether could decrease, which could adversely affect an investment in the Trust.

Prices of ether may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the Ethereum market through its investment in ether. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of ether. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the Ethereum market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for ether, raising its price, and also argue that those associated with certain stablecoins are involved in laundering money. On February 17, 2021 the New York Attorney General entered an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether.

Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as ether spot markets, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of ether, and in turn, an investment in the Shares.

Large-Scale Sales or Distributions.

Some entities, sometimes referred to as “whales,” hold large amounts of ether relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of ether and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including ether, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of ether and adversely affect an investment in the Shares.

As of the date of this Prospectus, the largest 100 ether wallets held a substantial amount of the outstanding supply of ether - ranging between [•]% to [•]% of the total supply - and it is possible that some of these wallets are controlled by the same person or entity, even though less likely as public wallet addresses of large entities such as exchanges, institutional players and whales – whom are openly accessible and updated to date through blockchain explorers – do suggest otherwise. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of ether, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of ether.

Congestion or delay in the Ethereum network may delay purchases or sales of ether by the Trust.

The size of each block on the Ethereum blockchain is currently limited and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Ethereum network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Ethereum network. Any delay in the Ethereum network could affect the Authorized Participant’s ability to buy or sell ether at an advantageous price resulting in decreased confidence in the Ethereum network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Ethereum network and the value of the Trust’s Shares would be adversely affected.

Momentum pricing.

The market value of ether is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of ether and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, ether may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of ether, and, in turn, an investment in the Trust.

The value of ether as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of ether has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of ether, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of ether will fall to a fraction of its current value, or even to zero. Ether has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Risks Associated with Investing in the Trust

Investment Related Risks.

Investing in ether and, consequently, the Trust, is speculative. The price of ether is volatile, and market movements of ether are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of ether.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per Share.

Different from directly owning ether.

Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of ether, and changes in the prevailing price of ether similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased ether directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and index tracking risk. Investors will also forgo certain rights conferred by owning ether directly, such as the right to claim air drops. See “Risk Factors — The inability to recognize the economic benefit of a “Fork” or an “air drop” could adversely impact an investment in the Trust”.

Index tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Index, the Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

Barring the liquidation of the Trust, the Trust does not intend to buy or sell ether directly (though the Custodian may be instructed to sell or transfer ether to pay certain expenses), but rather, will use in-kind creations and redemptions managed by an Authorized Participant. The Authorized Participant’s ability to buy or sell ether may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that an ether spot market or governmental authority may suspend or restrict trading in ether altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting ether or other issues affecting counterparties. Ether is a new asset with a very limited trading history. Therefore, the markets for ether may be less liquid and more volatile than other markets for more established products.

Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.

If demand for Shares of the Trust exceeds the availability of ether from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Sponsor is able to source more ether. In such circumstances, Shares of the Trust could also trade at a discount.

Prior to their issuance, there was no public market for Shares of the Trust.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether and the Ethereum exchanges included in the Index that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

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Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ether have been developed specifically for this product;

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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

•

The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

•

Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Authorized Participants’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

Authorized Participants’ purchase of ether in connection with Basket creation orders may cause the price of ether to increase, which will result in higher prices for the Shares. Increases in the ether prices may also occur as a result of ether purchases by other market participants who attempt to benefit from an increase in the market price of ether when Baskets are created. The market price of ether may therefore decline immediately after Baskets are created.

Selling activity associated with sales of ether by Authorized Participants in connection with redemption orders may decrease the ether prices, which will result in lower prices for the Shares. Decreases in ether prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of ether by Authorized Participants may have on the price of ether, sales and purchases of ether by similar investment vehicles (if developed) could impact the price of ether. If the price of ether declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ether liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to ether may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded ether futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of ether and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of ether may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of ether and other digital assets from other holders have occurred in the past. Because of the decentralized process for transferring ether, thefts can be difficult to trace, which may make ether a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Index Provider, the Transfer Agent, the Administrator, or the Custodian) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s ether held in the Trust’s account with the Custodian will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s ether may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s ether could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Sub-Adviser, the Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodian, the private keys (and therefore ether) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Sub-Adviser, the Custodian, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodian may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of ether are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. [Similarly, as noted below, the Trust’s Custodian has extraordinarily limited liability to the Trust, which will adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.]

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s ether. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s Custodian could become insolvent.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodian or at other custodian banks which may be located in other jurisdictions. The Custodian is not a depository institution as it not insured by the FDIC. The insolvency of the Custodian or of any broker, custodian bank or clearing corporation used by the Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of Coinbase Custody.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ether and digital assets. By concentrating its investment strategy solely in ether, any losses suffered as a result of a decrease in the value of ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) Authorized Participants’ ability to purchase and sell ether in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Ethereum network; (3) the Ethereum market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which ether trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of ether represented by the Shares will decline over time.

The amount of ether represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s ether to pay for the Sponsor Fee and other liabilities.

Each outstanding Share represents a fractional, undivided interest in the ether held by the Trust. The Trust does not generate any income and transfers ether to pay for the Sponsor Fee and other liabilities. Therefore, the amount of ether represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional ether over time, as the amount of ether required to create Shares proportionally reflects the amount of ether represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant ether price, the trading price of the Shares is expected to gradually decline relative to the price of ether as the amount of ether represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of ether represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of ether.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. These competitors may also compete with the Sponsor. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, the Sponsor’s competitors may commercialize a product involving ether more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust.

Custodian’s limited operating history.

Custody and security services for the Trust’s ether are provided by Coinbase Custody, although the Trust may retain one or more additional custodians at a later date. Ether held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s ether holdings may be custodied by Coinbase Custody and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced custodians and the Trust’s ability to securely safeguard the ether.

The Fund expects Coinbase Custody will custody most or all of its ether holdings. A loss of confidence or breach of the Custodian may adversely affect the Trust and the value of an investment in the Shares.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s ether.

The Sponsor could decide to replace the Custodian as the custodian of the Trust’s ether. Transferring maintenance responsibilities of the Trust’s account with the Custodian to another party will likely be complex and could subject the Trust’s ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s ether. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Custodial Services Agreement that costs more, the value of the Shares could be adversely affected.

Lack of recourse.

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

[Under the Custodian Agreement, the Custodian’s liability is limited to the greater of (i) the market value of the Trust’s ether held by the Custodian at the time the events giving rise to the liability occurred and (ii) the fair market value of the Trust’s ether held by the Custodian at the time that the Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.]

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as they case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Index Provider has limited liability relating to the use of the Index, impairing the ability of the Trust to recover losses relating to its use of the Index. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of the Index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Sub-Adviser, the Trustee, the Transfer Agent or the Custodian.

Each of the Sponsor, the Sub-Adviser, the Trustee, the Transfer Agent and the Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Sub-Adviser, the Trustee, the Transfer Agent or the Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ether. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ether. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its ether and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer ether may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its ether. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

Ether has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the ether market, including advancements in the underlying technology or advancements in competing technologies, changes to ether may expose investors in the Fund to additional risks which are impossible to predict.

Risks Associated with the Index and Index Pricing

The Index has a limited history.

The Index was developed by the Index Provider and has a limited performance history. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index, including the spot markets that contribute prices to the Trust’s NAV. The Index Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of ether in the future. The Index Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index.

Pricing sources used by the Index are digital asset spot markets that facilitate the buying and selling of ether and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ether used in Index calculations and, therefore, could adversely affect the ether price as reflected by the Index.

The Index is based on various inputs which include price data from various third-party ether spot markets. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change index.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) an index or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index or standard better aligns with the Trust’s investment objective and strategy. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “CALCULATION OF NAV” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Index. The price of ether in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of ether trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share, although all such creations or redemptions must take place in-kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per Share.

Shareholders also should note that the size of the Trust in terms of total ether held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s ether holdings or ether holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

There is a lack of consensus regarding the regulation of digital assets, including ether. Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As ether and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate crypto asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends. On January 3, 2023, the federal banking agencies issued a joint statement on crypto-asset risks to banking organizations following events which exposed vulnerabilities in the crypto-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from crypto-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in crypto-asset related activities or have concentrated exposures to the crypto-asset sector.

US federal and state regulators, as well as the White House, have issued reports and releases concerning crypto assets, including Ethereum and crypto asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning crypto assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. A divided Congress makes any prediction difficult. We cannot predict how these and other related events will affect us or the crypto asset business.

In August 2021, the chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. It is not possible to predict whether Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and ether held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

The Financial Crimes Enforcement Network (“FinCEN”) requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the Bank Secrecy Act by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering (“ICO”) may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”) has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether ether that has been associated with such addresses in the past can be easily sold. This “tainted” ether may trade at a substantial discount to untainted ether. Reduced fungibility in the ether markets may reduce the liquidity of ether and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of ether and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the Commodity Exchange Act.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of ether and related products and services continues to evolve, may take many different forms and will, therefore, impact ether and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for ether businesses to provide services, which may impede the growth of the ether economy and have an adverse effect on consumer adoption of ether. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of ether’s status as not being a security, changes to regulations surrounding ether futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over ether, the Ethereum network, ether trading, or related activities impacting other parts of the digital asset market, may adversely impact ether and therefore may have an adverse effect on the value of your investment in the Trust.

A number of jurisdictions worldwide have adopted prohibitions or restrictions on ether trading and other activity relating to virtual currencies and digital assets, which could negatively affect ether prices or demand. For instance, some observers believe that Chinese governmental regulatory actions regarding cryptocurrency mining and trading activity were one factor that contributed to the drawdowns in global ether prices in May 2021.

The legal status of ether and other digital assets varies substantially from country to country. In many countries, the legal status of ether is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, ether and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.

In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including ether. The effect of any existing regulation or future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect ether, particularly with respect to ether spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of ether. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of ether, and, in turn, the value of the Shares.

Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for ether, as well as composite prices used to calculate the underlying value of the Trust’s ether, as such data sources span multiple jurisdictions.

Future legal or regulatory developments may negatively affect the value of ether or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ether are treated for classification and clearing purposes. In particular, although ether is currently understood to be a commodity when transacted on a spot basis, ether itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in ether to full CFTC regulatory jurisdiction. Alternatively, in the future ether might be classified by the SEC as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in ether at potentially unfavorable prices and potentially terminate, in the event that ether were determined to fall under the definition of a security under U.S. securities laws. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate ether as a commodity interest or a security.

To the extent that ether is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that ether is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the NFA and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

The SEC has not asserted regulatory authority over ether or trading or ownership of ether and has not expressed the view that ether should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that ether is not a security under the federal securities laws. However, the SEC has commented on ether and Ethereum-related market developments and has taken action against investment schemes involving Ethereum. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain ether-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also recently determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including ether. Finally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) has stated that digital assets were an examination priority for 2020 and has continued to do so every year since. In particular, OCIE intended to focus its examination on portfolio management of digital assets, safety of client funds and assets, pricing and valuation of client portfolios, compliance and internal controls, and supervision of employee outside business activities.

The SEC has recently proposed rule changes amending and redesignating rule 206(4)-2 under the Investment Advisers Act (the “Custody Rule”). The proposed “Safeguarding Rule” would amend the definition of a “qualified custodian” under the Custody Rule and expand the scope of the Custody Rule to cover all digital assets, including ether, and related advisory activities. If enacted as proposed, these rule changes would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including ether. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Custodian. It is possible that such amendments, if adopted, could prevent the Custodian from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Custodian currently plays, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of ether) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected. Further, the proposed amendments could have a severe negative impact on the price of ether and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to ether, or causing certain holders of ether to sell their holdings.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use of ether to pay Trust expenses. The Trust does not anticipate making distributions to Shareholders, so any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of ether and transactions involving ether for United States federal income tax purposes may change.

Under current IRS guidance, ether is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in ether in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which ether is exchanged and the taxpayer’s basis in the ether. However, because ether is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether may change from that described in this prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of ether may have a negative effect on prices of ether and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. The IRS has ruled that staking rewards constitute taxable income to individuals and others on a cash method of tax accounting when the recipients that has the ability to sell or otherwise transfer the awarded assets. In addition, the IRS and U.S. Department of Treasury have proposed regulations regarding the tax information reporting rules for cryptocurrency transactions. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of ether and transactions involving ether for state and local tax purposes is not settled.

Because ether is a new technological innovation, the tax treatment of ether for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of ether for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of ether may have negative consequences, including the imposition of a greater tax burden on investors in ether or the imposition of a greater cost on the acquisition and disposition of ether generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of ether and may adversely affect the value of the Shares.

The taxation of ether and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.

A hard “fork” of the Ethereum blockchain could result in Shareholders incurring a tax liability.

The Trust intends to disclaim any digital assets created by a fork of the Ethereum blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Ethereum network results in holders of ether receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Ethereum blockchain and the Trust claims the new forked asset, the Trust could hold both the original ether and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Custodian to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “[•]”. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

Ether is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where ether trade. In a highly volatile market, or if one or more spot markets supporting the ether market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor and Sub-Adviser will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor and the Sub-Adviser each rely heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor and the Sub-Adviser each rely heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor or the Sub-Adviser, as applicable.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee, the Sponsor and the Sub-Adviser.

In addition, certain personnel performing services on behalf of the Sponsor or the Sub-Adviser will be shared with the respective affiliates of the Sponsor and the Sub-Adviser, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

In certain circumstances, the Trust’s ether investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. Ether valued using techniques other than those employed by the Index, including ether investments that are “fair valued,” may differ from the value established by the Index.

ETHER, ETHER MARKETS AND REGULATION OF ETHER

This section of the Prospectus provides a more detailed description of Ethereum, including information about the historical development of Ethereum, how a person holds ether, how to use ether in transactions, how to trade ether, the spot markets where ether can be bought, held and sold, the Ethereum OTC market and ether mining.

Ethereum and Ethereum Network

Ether is a digital asset, also referred to as a digital currency or cryptocurrency, which serves as the unit of account on the open-source, decentralized, peer-to-peer Ethereum network (“Ethereum” or “Ethereum network”). Ether may be used to pay for goods and services, stored for future use, or converted to a fiat currency. The value of ether is not backed by any government, corporation, or other identified body.

The value of ether is determined in part by the supply of and demand for, ether in the markets for exchange that have been organized to facilitate the trading of ether. Ether is the second largest cryptocurrency by market capitalization behind bitcoin. As of [•], ether had a total market capitalization of approximately $[•] and represented approximately [•]% of the entire digital asset market. Ether is maintained on the Ethereum network. No single entity owns or operates the Ethereum network. The Ethereum network is accessed through software and governs ether’s creation and movement. The source code for the Ethereum network is open-source, and anyone can contribute to its development. The Ethereum network is governed by a set of rules that are commonly referred to as the “Ethereum protocol”.

The Ethereum software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure ether transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements’’) that allows it to automatically execute code the same way on any Ethereum node on the network. Such actions taken by the pre-defined set of rules are not necessarily contractual in nature, but are intended to eliminate the arbitration of a third party for carrying out code execution on behalf of users, making the system decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Although there are many alternatives, the Ethereum network is the oldest and largest smart contract platform in terms of market cap, availability of decentralized applications, and development activity. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.

Because the Ethereum network has no central authority, the release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Ethereum network only if it is accepted by participants that collectively have a majority of the processing power on the Ethereum network.

If a modification is accepted by only a percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” A fork may be intentional such as the Ethereum “Merge.” The Merge represents the Ethereum Network’s shift from proof-of-work to proof-of-stake. This means that instead of being required to solve complex mathematical problems validators are required to stake ether.

New ether is created as a result of “staking.” of ether by validators. Validators are required to stake ether in order to be selected to perform validation activities and then once selected, as a reward, they earn newly created ether. Validation activities include verifying transactions, storing data, and adding to the Ethereum blockchain. Investors must stake at least 32 ether to become an Ethereum validator. The Ethereum network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

Assets in the Ethereum network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. An Ethereum private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of public Ethereum addresses and their associated private key(s). This design allows only the owner of ether to send ether, the intended recipient of ether to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.

For certain transactions, fees need to be paid in ether to validators in order to facilitate transactions and execute smart contracts. The Ethereum Improvement Proposal 1559 simplified the transaction fee process. Instead of performing complex calculations to estimate the fee that is charged (“gas”), users instead pay an algorithmically determined transaction fee set by the protocol itself. Gas price is often a small fraction of ether, which is denoted in the unit of Gwei (10^9 Gwei = 1 ether). Gas is essential in sustaining the Ethereum network. It motivates validators to process and verify transactions for a monetary reward. Gas price fluctuates with supply and demand for processing power since validators can choose to not process transactions when gas prices are low. Gas has another important function in preventing unintentional waste of energy. Because the coding language for Ethereum is Turing-complete, there is a possibility of a program running indefinitely, and a transaction can be left consuming a lot of energy. A gas limit is imposed as the maximum price users are willing to pay to facilitate transactions. When gas runs out, the program will be terminated, and no additional energy would be used.

The Ethereum network recently implemented software upgrades and other changes to its protocol, including the adoption of network upgrades collectively referred to as Serenity, or Ethereum 2.0. Ethereum 2.0 aimed to improve the network’s speed, scalability, efficiency, security, accessibility, and transaction throughput in part by reducing its energy footprint and decreasing transaction times for the network. As part of Ethereum 2.0, in mid-September 2022, a shift from the proof-of-work to the proof-of-stake model occurred. Ethereum 2.0 also encompassed the addition of other new features, such as “sharding”. Sharding is a multi-phase upgrade to improve Ethereum’s scalability and capacity. Shard chains spread the network’s load across numerous new chains splitting the data processing responsibility among many nodes and allowing for parallel processing and validation of transactions. Sharding makes it easier to run a node by keeping hardware requirements low. A digital asset network’s consensus mechanism is an aspect of its source code, and any failure to properly implement such a change could have a material adverse effect on the value of ether and the value of the Shares.

Ethereum Markets and Exchanges

Ether can be transferred in direct peer-to-peer transactions through the direct sending of ether over the Ethereum blockchain from one ether address to another.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the ether market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Ether spot markets typically permit investors to open accounts with the market and then purchase and sell ether via websites or through mobile applications. Prices for trades on ether spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one ether address to another ether address on the Ethereum blockchain. This latter process is an activity that occurs on the Ethereum network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum blockchain. The spot market ordinarily does not transfer ether to the investor on the Ethereum blockchain unless the investor makes a request to the exchange to withdraw the ether in their exchange account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizeable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.

In addition, ether futures and options trading occurs on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially. As of [•], 2023, CFTC regulated ether futures represented approximately $[•] billion in notional trading volume on Chicago Mercantile Exchange (“CME”). Ether futures on the CME traded around $[•] billion per day in [•] 2023 and represented around $[•] million in open interest per day. Through the common membership of the Exchange and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell ether, although the Trustee may direct the Custodian to sell ether to pay certain expenses. Instead, Authorized Participants will deliver ether to the Trust’s account with the Custodian in exchange for Shares of the Trust, and the Trust, through the Custodian, will deliver ether to Authorized Participants when those Authorized Participants redeem Shares.

Regulation of Ethereum and Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of spot markets or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians.

In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. As noted previously, the SEC has not asserted regulatory authority over ether or trading or ownership of ether and has not expressed the view that ether should be classified or treated as a security for purposes of U.S. federal securities laws.

The CFTC has regulatory jurisdiction over the ether futures markets. In addition, because the CFTC has determined that ether is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. The CFTC has pursued enforcement actions relating to fraud and manipulation involving ether and ether markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving ether that do not use collateral, leverage, or financing.

On February 8, 2021, CME, a designated contract market (“DCM”), registered with the CFTC self-certified new contracts for ether futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis, with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other ether prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Ethereum network, the ether markets, and their users, particularly ether spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions including Canada, Germany, Sweden and Switzerland have also approved exchange-traded ether products.

The effect of any future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND ETHER PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to reflect the performance of ether, as measured by the performance of the Index, adjusted for the Trust’s expenses and liabilities. In seeking to achieve its investment objective, the Trust will hold ether and will value its Shares daily based on the ether price reported by the Index. The Trust is sponsored by 21Shares US LLC, a wholly owned subsidiary of Amun Holding Ltd.

The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use ether by investing in the Trust’s Shares rather than purchasing, holding and trading ether directly. The latter alternative would require selecting an ether spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Use of the CME CF Ether-Dollar Reference Rate – New York Variant

The Trust will determine the value its Shares daily based on the value of ether as reflected by the Index. The Index is calculated daily and aggregates the notional value of ether trading activity across major ether spot exchanges. The Index currently uses substantially the same methodology as the CME CF Ether Dollar Reference Rate (“ERR”), including utilizing the same constituent Ethereum exchanges, which is the underlying rate to determine settlement of CME ether futures contracts, except that the Index is calculated as of 4:00 p.m. ET, whereas the ERR is calculated as of 4:00 p.m. London time. The Index is designed based on the IOSCO Principals for Financial Benchmarks. The administrator of the Index is CF Benchmarks Ltd. (the “Index Provider”). The Trust also uses the ether price determined by the Index to calculate its “Ether Holdings,” which is the aggregate U.S. Dollar value of ether in the Trust, based on the ether price determined by the Index, less its liabilities and expenses. “Ether Holdings per Share” is calculated by dividing Ether Holdings by the number of Shares currently outstanding. Ether Holdings and Ether Holdings per Share are not measures calculated in accordance with GAAP. Ether Holdings is not intended to be a substitute for the Trust’s NAV calculated in accordance with GAAP, and Ether Holdings per Share is not intended to be a substitute for the Trust’s NAV per Share calculated in accordance with GAAP.

The Index was created to facilitate financial products based on ether. It serves as a once-a-day benchmark rate of the U.S. dollar price of ether (USD/ETH), calculated as of 4:00 p.m. ET. The Index, which has been calculated and published since [•], aggregates the trade flow of several ether exchanges, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one ether at 4:00 p.m. ET. Specifically, the Index is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent ether exchanges, which are currently Coinbase, Bitstamp, Kraken, itBit, LMAX Digital and Gemini (the “Constituent Platforms”), as follows:

•	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

•	The list is partitioned by timestamp into 12 equally-sized time intervals of five minute length.

•

For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

•	The Index is then determined by the equally-weighted average of the volume medians of all partitions.

The Index does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. Eastern time on a Constituent Platform in the ETH/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Provider.

An oversight function is implemented by the Index Provider in seeking to ensure that the Index is administered through the Index Provider’s codified policies for Index integrity.

The Sponsor believes that the use of the Index is reflective of a reasonable valuation of the average spot price of ether and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Index thereby seeks to ensure that transactions in ether conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Index Provider in seeking to ensure that the Index is administered through codified policies for Index integrity.

Index data and the description of the Index are based on information made publicly available by the Index Provider on its website at https://www.cfbenchmarks.com. None of the information on the Index Provider’s website is incorporated by reference into this prospectus.

The below table reflects the average daily trading volume (in thousands of USD) of each of the ether exchanges included in the Index as of [•] using data observed by the Index Provider through the public APIs of the ether exchanges from [•] to [•]:

Ether Exchanges Included in the Index As of [ ]	Average Daily Volume (in thousands of USD)
Coinbase	$[ ]
Bitstamp	$[ ]
Gemini	$[ ]
itBit	$[ ]
Kraken	$[ ]
LMAX Digital	$[ ]

The domicile, regulation and legal compliance of the ether exchanges included in the Index varies. Information regarding each ether exchange may be found, where available, on the websites for such ether exchanges and public registers for compliance with local regulations, among other places.

The Sponsor has entered into a licensing agreement with the Index Provider to use the Index. The Trust is entitled to use the Index pursuant to a sub-licensing arrangement with the Sponsor.

As the Index is calculated as a price return, it does not track forks or air drops involving ether. Accordingly, the Trust will not participate in forks or air drops, as further described above in “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.”

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

CALCULATION OF NAV

The Sponsor believes that use of the Index mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple ether spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.

The Trust’s NAV per Share is calculated by:

•	taking the current market value of its total assets based on the ether price determined by the Index;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. ET). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity to algorithmically detect, flag, investigate, and correct unusual pricing should it occur.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, [•] will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV per Share of the Trust as a base and updating that value throughout the trading day to reflect changes in the price of ether.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. [•] will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be published on the Exchange’s website and will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on September 5, 2023 pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement. Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of ether represented by the NAV of the Baskets being created or redeemed. The total amount of ether required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor a unified fee of [0.95]% (the “Sponsor Fee”). The Sponsor Fee will be paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator will calculate the Sponsor Fee in respect of each day by reference to the Trust’s NAV as of that day. The Sponsor Fee will accrue daily and be payable in ether. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. The Sponsor will transfer or sell ether in such quantity as is necessary to permit payment of the Sponsor Fee and may also direct the Custodian to transfer or sell ether in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor. The Sub-Adviser fee is paid by the Sponsor out of the Sponsor Fee.

The Sponsor will seek to transfer ether at such times, and in its sole discretion, as required to permit such payments as they become due. The amount of ether transferred or sold may vary from time to time depending on the market price of ether relative to the Trust’s expenses and liabilities.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•

180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•

the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its ether;

•

any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of ether for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•

60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•

the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•

the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Custodian, or the Index Provider. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has engaged the Sub-Adviser pursuant to a sub-advisory agreement to serve as the Trust’s sub-adviser and to provide marketing support to the Sponsor with respect to the Trust. The Sponsor is responsible for supervising the Sub-Adviser. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of Amun Holding Ltd. At present, the primary business activities of Amun Holding Ltd. are providing exchange traded products and tokenization services in the crypto space directly and through its subsidiaries, 21Shares AG, 21Shares US LLC, Jura Pentium AG, Amun Ltd, Jura Pentium Inc and Jura Pentium Ltd.

The principal office of the Sponsor is:

21Shares US LLC

477 Madison Avenue

New York, New York 10022

The Sub-Adviser

The Sub-Adviser serves as the Trust’s sub-advisor pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement”). The Sub-Advisor is primarily responsible for [the day-to-day supervision and investment strategy of, and making investment decisions for, the Trust]. As of [•], 2023, the Sub-Advisor had approximately $[•] of assets under management. The Sponsor has entered into the Sub-Advisory Agreement with the Sub-Advisor and pays the Sub-Advisor out of the Sponsor Fee it receives from the Trust. [The Sub-Advisor will receive a portfolio management fee equal to [•]% of the quantity of the net assets of the Trust, which accrues daily and is paid by the Sponsor (the “Sub-Advisor Fee”)]. The Sub-Advisor’s principal office is located at 200 Central Ave, Suite 1850, Saint Petersburg, Florida 33701, and its telephone number is [•].

The Sub-Advisor [will manage 100% of the Trust’s assets] and provide marketing support to the Sponsor. The Sub-Advisor will be paid by the Sponsor an annual Sub-Advisory fee of [•]% based on the Trust’s average daily net assets (total assets of the Trust, minus the sum of its accrued liabilities). The Trust does not directly pay the Sub-Advisor.

The following is a biographical summary of the business experience of the principals of the Sub-Advisor. Of the individuals below, only [•] and [•] participate in making trading or operational decisions for the Trust. [•] and [•] are Principals of the Sub-Advisor and have served as such since [•] and [•], respectively. [•] is an Associated Person and Principal of the Sub-Advisor and has served as such since [•].

[•]

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

General duty of care of Trustee.

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The Custodian

The Custodian is responsible for safekeeping all of the ether owned by the Trust. The Custodian was selected by the Sponsor. The Custodian has responsibility for opening the ether account, as well as facilitating the transfer of ether required for the operation of the Trust.

The Transfer Agent

The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

Index Services

The Index Provider is responsible for analyzing ether market data relating to the calculation and maintenance of the Index.

The Marketing Agent

The Marketing Agent is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Custodian will keep custody of the Trust’s ether. The transfer of ether to and from Authorized Participants is directed by the Sponsor. The Custodian will keep a substantial portion of the private keys associated with the Trust’s ether in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Custodian may receive deposits of ether but may not send ether without use of the corresponding private keys. In order to send ether when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Custodian can upload the fully signed transaction to an online network and transfer the ether.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis. The Trust has entered into a cash custody agreement with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “[•].” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 5,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether represented by the Baskets being created or redeemed, the amount of which is based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as of 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the ether required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are expected to be capable of participating directly in the ether spot markets. Authorized Participants or their affiliates may from time to time buy or sell ether and may profit in these instances.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Trust’s Custodian in order to facilitate settlement of the Shares and ether as described in more detail in the Creation Procedures and Redemption Procedures sections below.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by 3:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier. The day on which an order is received by the Transfer Agent is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of ether with the Trust. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a creation order, an Authorized Participant agrees to facilitate the deposit of ether with the Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

The total deposit of ether required to create each Basket is an amount of ether that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. Each night, the Sponsor will publish the amount of ether that will be required in exchange for each creation order.

Following an Authorized Participant’s purchase order, the Trust’s Custodian account must be credited with the required ether by the end of the business day following the purchase order date. Upon receipt of the ether deposit amount in the Trust’s Custodian account, the Custodian will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the ether has been deposited. The Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account.

Ether held in the Trust’s Custodian account is the property of the Trust and is not traded, leased, or loaned except as may be necessary to pay the Sponsor Fee or the Trust’s expenses and liabilities.

Determination of Required Deposits

The total deposit required to create each Basket (“Basket Deposit”) changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of ether constituting the Basket Deposit as appropriate to reflect accrued expenses and any loss of ether that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. The total deposit of ether required to create each Basket is an amount of ether that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received. Each night, the Sponsor will publish the amount of ether that will be required in exchange for each Basket Deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodian, the Sponsor will notify the Transfer Agent that the ether has been received, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the ap DTC account on the business day following the purchase order date. The expense and risk of delivery and ownership of ether until such ether has been received by the Custodian on behalf of the Trust will be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

•	the purchase order or Basket Deposit is not in proper form;

•	it would not be in the best interest of the Shareholders of the Trust;

•	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•

circumstances outside the control of the Trust, the Sponsor, the Sub-Adviser, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Sub-Adviser, the Transfer Agent or the Custodian will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on ether being removed from the Trust’s Custodian account. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 3:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The redemption distribution from the Trust consists of a movement of ether to the redeeming Authorized Participant representing the amount of ether held by the Trust evidenced by the Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Trust’s DTC account. If the Trust’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Shares.

Once the Transfer Agent notifies the Sponsor that the Shares have been received in the Trust’s DTC account, the Transfer Agent instructs the Sponsor to authorize the Custodian to transfer the redemption ether amount from the Trust’s Custodian account to the Authorized Participant.

Ether held in the Trust’s Custodian account is the property of the Trust and is not traded, leased, or loaned except as may be necessary to pay the Sponsor Fee or the Trust’s expenses and liabilities.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of ether that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the business day following the Redemption Order Date if, by 1:00 p.m. ET, on such business day, the Trust’s DTC account has been credited with the baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ether is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 5,000 Shares (i.e., one Basket) or less.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of ether or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust, the Sponsor or the Sub-Adviser and no such person has any obligation or responsibility to the Sponsor, the Sub-Adviser or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of ether.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of ether. Such deposits are held by the Custodian on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the Custodian to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor and the Sub-Adviser will have the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests which may create a conflict with shareholders’ best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Furthermore, the Sponsor, the Sub-Adviser or their affiliates may participate in transactions related to ether, either for their own account or for account of a client. Such transactions may not serve to benefit the shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether. In addition, the Sponsor, the Sub-Adviser or their affiliates may act in other capacities with regard to other investment products offered by either party.

The Sponsor, the Sub-Adviser or their affiliates may issue derivative instruments relating to ether. The Sponsor offers investment products that offer short exposure to ether as well as other products that offer long exposure to ether, either of which may take market share from the Trust or affect the value of ether or an investment in the Trust. Introduction of such competing products may affect the market value of ether and an investment in the Trust. The Sponsor and its affiliated companies may also receive non-public information relating to ether and neither the Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.

The Sponsor, the Sub-Adviser and their employees and their affiliates, may engage in long or short transactions in ether in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

Records of trading by these parties will not be available for inspection by Shareholders. Because these parties may trade ether for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in ether which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•

execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	retain independent public accountants to audit the accounts of the Trust;

•	employ attorneys to represent the Trust;

•

select the Trust’s Trustee, administrator, transfer agent, custodian(s), index provider, marketing agent(s); insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

•	maintain the Trust’s website;

•	enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•

receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	in connection with purchase orders, receive directly or through its delegates the amount of ether in a Basket;

•

in connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of ether, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

•

receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•

in connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of ether attributable to the Shares redeemed;

•

assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

•

use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

•	perform such other services as the Sponsor believes the Trust may from time to time require; and

•

in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

To the extent that at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ether or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section [•] of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Custodian

The Custodian has limited liability, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, even in the event of fraud. In addition, the Custodian may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodian may be limited.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The executive officers of the Sponsor are as follows: [•]

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will also keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust.

LEGAL MATTERS

[•] has advised the Sponsor in connection with the Shares being offered. Dechert LLP advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the ARK 21Shares Ethereum ETF will be included herein in reliance on the report of [•], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Fund Administration and Accounting Agreement

[To be provided by subsequent amendment.]

Custodial Services Agreement

[To be provided by subsequent amendment.]

Distribution Agreement

[To be provided by subsequent amendment.]

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (“IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. Although not free from doubt due to the lack of directly governing authority, if the Trust operates as expected, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). As a result, the Trust itself should not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses should “flow through” to the Shareholders, and the Trustee will report the Trust’s income, gains, losses and deductions to Shareholders and the Internal Revenue Service (the “IRS”) on that basis. There can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of ether to the Trust in exchange for a pro rata share of the underlying ether represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ether held in the Trust will be the same as its tax basis and holding period for the ether delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a new technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. The IRS has ruled that staking rewards constitute taxable income to individuals and others on a cash method of tax accounting when the recipients that has the ability to sell or otherwise transfer the awarded assets. In addition, the IRS and U.S. Department of Treasury have proposed regulations regarding the tax information reporting rules for cryptocurrency transactions. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

Although the Trust does not intend to sell ether, it will use ether to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such ether. If the Trust sells ether (for example to generate cash to pay fees or expenses) or is treated as selling ether (for example by using ether to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the ether held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the ether that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold and otherwise will be short-term capital gain or loss.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the ether received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, that is treated as the basis of the ether received by the Shareholder in the redemption.

The Trust intends to disclaim any digital assets created by a fork of the Ethereum blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Ethereum network results in holders of ether receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Ethereum blockchain and the Trust claims the new forked asset, the Trust could hold both the original ether and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Custodian to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which air drops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an air drop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an air drop, therefore, it would have similar tax consequences to those described above for a hard fork.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning after December 31, 2025, noncorporate taxpayers may deduct certain miscellaneous itemized deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in ether held by the Trust.

Taxation in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying ether held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Custodian or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust, the Sponsor or the Sub-Adviser has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

•	the Trust’s website, [www.21shares.com]; and

•	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

[The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.]

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.[21shares].com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information is available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at [•]. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[To be provided by amendment]

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“1933 Act”: The Securities Act of 1933, as amended.

“1940 Act”: Investment Company Act of 1940, as amended.

“Administrator”: The Bank of New York Mellon.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Basket”: A block of 5,000 Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“Ethereum” or “Ether”: Is a digital asset that is not issued by any government, bank or central organization, and is the second largest cryptocurrency by market capitalization behind bitcoin. As of [•], ether had a total market capitalization of approximately $[•] and represented approximately [•]% of the entire digital asset market. Ether is based on the decentralized, open-source protocol of the peer-to-peer Ethereum computer network, which was released in 2015 and relies on a decentralized public transaction ledger, known as the “blockchain”, on which all ether transactions are recorded. The blockchain is an official record of every ether transaction (including creation or “minting” of new ether) and every Ethereum address associated with a quantity of ether. Accordingly, movement of ether is facilitated by a digital, transparent and immutable ledger, enabling the rapid transfer of value across the internet without the need for centralized intermediaries.

“Blockchain” or “Ethereum blockchain”: Is the public transaction ledger of the Ethereum network on which validators or validator pools stake ether allowing them to be selected to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of ether from the Ethereum network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

“CEA”: Commodity Exchange Act of 1936.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“Code”: Internal Revenue Code of 1986, as amended.

“Custodian”: Coinbase Custody Trust Company, LLC.

A - 1

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“Exchange”: Cboe BZX Exchange, Inc.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“FINRA”: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“IRS”: U.S. Internal Revenue Service.

“Marketing Agent”: Foreside Global Services, LLC

“NAV”: Net asset value of the Trust.

“NFA”: National Futures Association.

“Redemption Order Date”: The date a redemption order is received in satisfactory form by the Marketing Agent.

“Register”: The record of all Shareholders and holders of the Shares in certificated form kept by the Administrator.

“SEC”: The U.S. Securities and Exchange Commission.

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“Sponsor”: 21Shares US LLC, a Delaware limited liability company.

“Sub-Adviser”: ARK Investment Management LLC, a Delaware limited liability company.

“Transfer Agent”: The Bank of New York Mellon.

“Trust”: ARK 21Shares Ethereum ETF.

“Trust Agreement”: Amended and Restated Trust Agreement of ARK 21Shares Ethereum ETF.

“Trustee”: Delaware Trust Company, a Delaware trust company.

“You”: The owner or holder of Shares.

A - 2

ARK 21SHARES ETHEREUM ETF

SHARES

PROSPECTUS

[•], 2023

Until [•], 2023 (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the Prospectus contained in this registration statement.

SEC registration fee (actual)	$[]*

Listing fee (actual)	$[]*

Auditor’s fees and expenses	$[]*

Legal fees and expenses	$[]*

Printing expenses	$[]*

Miscellaneous expenses	$[]*

Total	$[]*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred under the Trust Agreement without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1	Trust Agreement of ARK 21Shares Ethereum ETF*

3.2	Amended and Restated Trust Agreement*

3.3	Certificate of Trust*

5.1	Opinion of [•] as to legality*

8.1	Opinion of Dechert LLP as to tax matters*

10.1	Form of Sponsor Agreement*

10.2	Form of Initial Authorized Participant Agreement*

10.3	Form of Marketing Agreement*

10.4	Form of Sub-Advisory Agreement*

10.5	Form of Custodial Services Agreement*

10.6	Form of Fund Administration and Accounting Agreement*

10.7	Form of Transfer Agency Agreement*

10.8	Form of Index License Agreement*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Dechert LLP (included in Exhibits [5.1] and 8.1)*

107	Filing Fee Table

* To be filed by amendment.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York, on September 6, 2023.

ARK 21SHARES ETHEREUM ETF

21Shares US LLC, as Sponsor of the Trust

By:	/s/ Ophelia Snyder
Name: Ophelia Snyder
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Hany Rashwan	Hany Rashwan	September 6, 2023
Chief Executive Officer
(Principal Executive Officer)

/s/ Ophelia Snyder	Ophelia Snyder	September 6, 2023
President
(Principal Finance Officer and Principal Accounting Officer)

*	The registrant is a trust and the persons are signing in their capacities as officers of 21Shares US LLC, the Sponsor of the registrant.